SCHEDULE 14C INFORMATION

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GEO POINT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

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Contact Person:

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

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GEO POINT TECHNOLOGIES, INC.

2319 Foothill Drive, Suite 160

Salt Lake City, Utah  84109

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Geo Point Technologies, Inc., a Utah corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders regarding an amendment to our Articles of Incorporation.  The amendment would amend Article I of our Articles of Incorporation to change our name from “Geo Point Technologies, Inc.” to “RTS Oil Holdings, Inc.”

The amendment to our Articles of Incorporation was unanimously adopted by written consent of our Board of Directors, and our principal stockholder, Feroleum Limited, a company organized under the laws of the British Virgin Islands (“Feroleum”), which owns 20,980,500 post-split shares of our common stock, or 62.9% of our outstanding voting securities (the “Majority Stockholder”), effective May 8, 2013.  No other votes were required or necessary to adopt the amendment to our Articles of Incorporation, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

The amendment to our Articles of Incorporation will become effective on the opening of business on July 1, 2013, a date that is at least 21 days from the mailing of this Information Statement to our stockholders.  The amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

APPROXIMATE DATE OF MAILING: June 10, 2013.

REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

See the heading “Changes in Control” of the caption “Voting Securities and Principal Holders Thereof,” below. Effective May 8, 2013, we acquired 100% of the beneficial ownership of RTS Oil LLC, a Kazakhstan registered entity organized as a limited liability partnership.  Following the acquisition, our Board of Directors determined that the name “RTS Oil Holdings, Inc.” was better suited for our continuing operations in Kazakhstan, where we have operated our oil refinery in Karatau, Kazakhstan, since 2010.  RTS Oil LLC’s assets include retail and wholesale operations throughout Kazakhstan under its name.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on May 29,

2013, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 33,333,334 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of May 29, 2013, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The address for all officers and directors listed below is 2319 Foothill Drive, Suite 160, Salt Lake City, Utah 84109, which is the principal executive office address of the Company.  The information presented is based upon 33,333,334 outstanding shares of our common stock.

Ownership of Officers and Directors and Principal Stockholders

		Number of Shares*	Percentage
Name and Address	Position	Beneficially Owned	Of Class

Officers and Directors

Rafael Gavrielov	CEO	0.0%
	Chairman of the Board		.0%
Ashot Sarkisian	Director	0.0%
Gafur Kassymov	Director	3,333,334	10.%
Grigory Veksler	Director	0.0%
Jeffrey R. Brimhall	Director	0.0%
Jeffrey T. Jensen	Vice President	667	Less than 1%
	Secretary

Officers and Directors as a Group:		3,334,001	10.%

Principal Stockholders:

Feroleum Limited Akara Bldg 24 De Castro St. Road Town Tortola British Virgin Islands		20,980,500	62.9%

Ramle Investments Limited Akara Bldg 24 De Castro St. Road Town Tortola British Virgin Islands		2,331,167	7.0%

*

On May 13, 2013, our Board of Directors approved a one for three (1 for 3) reverse split of our outstanding common stock, while retaining the present authorized common and preferred shares and par value and with appropriate adjustments in the capital accounts of the Company.  No stockholder approval of the reverse split was required under Utah law as the reverse split did not result in an amendment to our Articles of Incorporation.  Prior to the reverse split, we had 105,000,000 authorized shares, divided into 100,000,000 shares of common stock of a par value of $0.001 per share; and 5,000,000 shares of preferred stock of a par value of $0.001 per share.  Following the closing of the Agreement whereby we acquired

100% of the beneficial interest of RTS Oil, all 100,000,000 of our authorized pre-split shares were issued and outstanding; the reverse split decreased the outstanding shares to approximately 33,333,334 shares, with minor adjustments for rounding fractions up to the nearest whole share, and has the unintended effect of increasing our shares of common stock available for issuance.

The increase in our authorized shares of common stock may also have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us, even though Feroleum Limited owns approximately 62.9% of our currently outstanding voting securities.  Our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control  and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, the Board of Directors believed that the financial flexibility afforded by any increase in our authorized common stock outweighed any potential disadvantages.  The Board of Directors adopted the resolution to effect the reverse split with the hope of a pro rata increase in the current bid and asked prices of our common stock that may have the effect of the Company’s common stock no longer being deemed to be “penny stock” and not with a view to its potential anti-takeover effects; however, no assurance can be given that the bid and asked prices of our common stock will increase proportionately or at all.  Our management and our Board of Directors have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

Our issuance of any additional shares of our common stock in the future may dilute both the equity interests and the earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.   For information regarding the reverse split, see Item 8.01 of our 8-K Current Report dated May 8, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2013.  Also see Items 8.01 and 9.01 of our 8-K Current Report dated May 24, 2013, which was filed with the SEC on such date, for further information about the reverse split.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of us; however, effective May 8, 2013, pursuant to a Share Exchange Agreement (the “Agreement”) by and among the Company (sometimes called “Party-1”); Feroleum Limited, a newly formed British Virgin Islands investment company limited by shares, beneficially owned by the Gavrielov Family Trust (“NEW-CO”), RTS Oil LLC, a Kazakhstan registered entity organized as a limited liability partnership, beneficially owned by Mr. Rafael Gavrielov (“RTS Oil”); Ms. Isabekova Zhanat Zhaksylykovna, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan, who is a nominated participant and stockholder of the RTS Oil (Participant 1); Mrs. Kurmanbekov Sultan Kaspakovich, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan, who is a nominated participant and stockholder of RTS Oil (Participant 2); and Ms. Gavrielova Yulia Rafaelievna, an individual Kazakhstan citizen, residing in Taraza, Kazakhstan, who is a nominated participant and stockholder of RTS Oil (Participant 3) (collectively sometimes called “Party-2”), the Company acquired 100% of the beneficial ownership of RTS Oil in consideration of the issuance of 23,311,667 post-split shares of its common stock comprised of “restricted securities” as defined in SEC Rule 144 or approximately 69.9% of the post-Agreement outstanding shares of the Company.  2,331,167 of these shares have been issued to Ramle Investments Limited, a British Virgin Islands company, as an introduction fee; and 20,980,500 of these shares have been issued to NEW-CO (Feroleum Limited).

RTS Oil owns (or has long-term leases in the names of immediate Gavrielov family members) fuel tank farms in Kazakhstan with total storage capacity of more than 40 thousand tons (about 280,000 barrels or 11,760,000 gallons) of refined finished oil products consisting of diesel and gasoline.

•

20 gas stations in Taraz city;

•

Four fuel tank farms in the Jambyl region.;

•

One fuel tank farm in the Shymkent region; and

•

Two fuel tank farms in the Almaty region

This total capacity of these tank farms allows RTS to be a stable and competitive company in the oil business in the southern region of Kazakhstan, taking into account the seasonal cycles of fuel demand.  RTS is buying finished oil products in large wholesale volumes from all three main state-owned refineries, as well as from mini-refineries at competitive prices.  Purchases are based on long-term contracts for large volumes with special discounts.

RTS sells its products to smaller wholesale distributors or at the retail level via its own gas stations, providing RTS with good margins through its day-to-day operations.  It has highly skilled and experienced traders who know these markets very well, while capitalizing on the seasonal swings of pricing during harvest periods, when there are huge shortages of diesel fuel and petrol 80 throughout Kazakhstan.

RTS is constantly developing and diversifying its business, and beginning at the end of 2012, RTS began the purchase of crude oil, and via a processing agreement with another local micro-refinery, “LAD,” receives furnace fuel for export to Kirgizia, for further deeper processing, bringing increased profit margins to RTS.

For additional information on this change in control, see our 8-K Current Report dated May 8, 2013, which was filed with the SEC on May 14, 2013.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Utah Law

The Utah Revised Business Corporation Act provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.  Sections 16-10a-821 and 16-10a-704, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

Resolutions to effect the amendment were unanimously adopted by our Board of Directors and the Majority Stockholder on May 13, 2013, and May 16, 2013, respectively.  The Majority Stockholder owns 62.9% of our outstanding voting securities.  No other votes or consents are required or necessary to effect the amendment to our Articles of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Articles of Incorporation will be on the opening of business on July 1, 2013, or a date that is 21 days from the mailing of this Information Statement to our stockholders, subject to the filing of Articles of Amendment to our Articles of Incorporation with the State of Utah, Division of Corporations.

NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER UTAH LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: June 10, 2013	/s/ Jeffrey T. Jensen
Jeffrey T. Jensen, Vice President and Secretary

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